EXHIBIT 99.1

Press Release

Lakeland Industries Enhances Its Global Fire Protection Business with the Acquisition of Eagle Technical Products

HUNTSVILLE, AL / ACCESSWIRE / December 5, 2022 / Leading global protective apparel manufacturer Lakeland Industries, Inc. (NASDAQ:LAKE) (the “Company” or “Lakeland”) announced today the acquisition of UK-based Eagle Technical Products Limited (“Eagle”) in an all-cash transaction valued at approximately $10.8 million subject to post-closing adjustments and potential future earnout payments. The acquisition enhances Lakeland’s product portfolio, particularly within fire service protective clothing and expands its sales presence in the Middle East and Europe.

Headquartered in Manchester, UK, Eagle is a leading designer and provider of protective apparel to the fire and industrial sectors. Eagle provides differentiated product offerings through its innovative and technical solutions.

Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries, said, “This acquisition allows Lakeland to significantly expand its geographic reach in the Middle East, as well as to add important exposure in Asian and European regions. Importantly, sales in these regions for Eagle are accelerating rapidly through its focus on customized firefighting applications across a number of key industries, which will enhance and broaden Lakeland’s own higher value product lines for these markets and provide us with several new meaningful sales channels. We are thrilled to bring Eagle under the Lakeland umbrella to accelerate the growth of the business as we continue to focus on high-value, strategic products and make progress on our three-to-five-year targets.”

Allen Dillard, Lakeland Chief Operating and Financial Officer, added, “I am very excited to announce the acquisition of Eagle in what is an exciting time for the Company. From an operations standpoint, this combination further solidifies Lakeland’s position in high value, high growth markets and diversifies our product offerings internationally.  We expect this acquisition to be accretive to Lakeland’s top and bottom-line results within the first year and we look forward to leveraging the Eagle platform and maintaining our operational momentum as we close out the fiscal year and look to fiscal year 2024.”

EC M&A served as financial advisor to Lakeland. Maynard, Cooper & Gale, P.C. and Burness Paull acted as legal advisors to Lakeland. Lockett Loveday McMahon acted as legal advisor to Eagle.

About Eagle Technical Products Limited

Eagle was formed in 2002 to meet the needs of a wide cross section of emergency service and industrial workers who require the highest level of service and protection available. Headquartered in Manchester, UK, Eagle sells its products in more than 25 countries. For more information, visit www.eagletechnicalproducts.com.

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About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made to more than 50 foreign countries, the majority of which were into China, the European Economic Community (“EEC”), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries, Inc.

256-445-4100

Allen Dillard

aedillard@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance, operating strategies or the realization of the expected strategic, financial and other benefits of the Eagle acquisition can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “can,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Source: Lakeland Industries, Inc.

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